Exhibit 99.1

For additional information contact:

Tracy L. Keegan

Executive Vice President and

Chief Financial Officer

(904) 998-5501

Atlantic coast Financial CORPORATION FOURTH quarter 2016 earnings

INCREASE TO $0.13 per diluted share

•	Earnings per diluted share more than tripled versus the same quarter last year.
•	Earnings per diluted share of $0.42 for 2016.
•	Deposit growth of 13% surpassed loan growth of 11% over the past 12 months.
•	Interest rate sensitivity continues to be neutral as a result of investment securities and loan sales in 2016.
•	Atlantic Coast Bank completes its conversion to a Florida state chartered bank.

JACKSONVILLE, Fla. (January 24, 2017) – Atlantic Coast Financial Corporation (Atlantic Coast or the Company, NASDAQ: ACFC), the holding company for Atlantic Coast Bank (the Bank), today reported earnings per diluted share of $0.13 for the fourth quarter of 2016 compared with earnings of $0.04 per diluted share in the same quarter last year. Earnings per diluted share for the year ended December 31, 2016, totaled $0.42 compared with $0.50 per diluted share for the year ended December 31, 2015.

Commenting on the Company's results, John K. Stephens, Jr., President and Chief Executive Officer, said, "We are pleased with the Company's performance in 2016, highlighted by strong growth in both loans and deposits – both of which increased more than 10% year over year. The effects of this growth can be seen in many aspects of our operations, from higher earnings throughout the year, to an improved loans-to-deposits ratio, and strengthened net interest margins. With 2016 in the record book, we look forward to capitalizing on the momentum we have achieved as we look ahead to the prospects of 2017.

"I also am pleased to note that, in December, we completed our conversion to a Florida charter for the Bank," Stephens continued. "This conversion will allow us to work with regulators in Florida going forward in a more expedient and efficient way. In turn, we think this change will enable us to focus even greater attention on the needs of our customers, continue our efforts to make the Bank one of best places to work for our talented team members, and reward our stockholders with enhanced growth over the long term."

Other significant highlights of the fourth quarter of 2016 and the full year included:

•	Results for the fourth quarter of 2016 included a $0.4 million gain from the extinguishment of FHLB advances (the FHLB Gain) in October 2016, while results for the fourth quarter of 2015 were reduced by a $0.5 million write-down related to a contract to sell an other real estate owned (OREO) property (the OREO Write-down) in December 2015. Therefore, core earnings per diluted share, which excludes the impact of both transactions discussed above, increased 57% to $0.11 for the fourth quarter of 2016 from $0.07 for the fourth quarter of 2015. Core earnings per diluted share is a non-GAAP financial measure, and a reconciliation of GAAP to non-GAAP financial measures is presented on page five.

•	Results for the year ended December 31, 2016, included the benefit of gains on the sale of investment securities totaling $1.3 million and the FHLB Gain. Results for the prior year included the benefit of the reversal of a valuation allowance against the Company's deferred tax asset (the Valuation Allowance Reversal), which was partially offset by the impact of penalties associated with the early prepayment of some of the Company's wholesale debt (the Debt Prepayment Penalties) and the OREO Write-down. Excluding the effects of all the transactions discussed above, core earnings per diluted share virtually doubled to $0.35 for the year ended December 31, 2016, from $0.18 for the year ended December 31, 2015.

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ACFC Reports 2016 Fourth Quarter and Full Year Results

January 24, 2017

•	Net interest income improved to $7.1 million and $26.5 million for the three and twelve months ended December 31, 2016, respectively, from $5.9 million and $21.1 million for the three and twelve months ended December 31, 2015, respectively. Net interest margin was 3.30% and 3.12% for the three and twelve months ended December 31, 2016, respectively, up from 3.10% and 2.95% for the three and twelve months ended December 31, 2015, respectively.

•	Total loans (including portfolio loans, loans held-for-sale, and warehouse loans held-for-investment) increased 11% to $727.0 million at December 31, 2016, from $654.2 million at December 31, 2015. Total loan growth primarily reflected originations in all lines of business, supplemented by selective loan acquisitions and net of loan sales during the year.

•	Nonperforming assets, as a percentage of total assets, was 1.44% at December 31, 2016, compared with 0.87% at December 31, 2015, but improved versus the third quarter of 2016. With stable overall credit quality throughout 2016, reflecting a general slowing pace of loan reclassifications, the Company was able to reduce its loan loss provision in the fourth quarter while still maintaining an adequate ratio of allowance for portfolio loan losses to total portfolio loans.

•	Total assets increased to $907.5 million at December 31, 2016, from $857.2 million at December 31, 2015, primarily due to an increase in loans.

•	The Bank's ratios of total risk-based capital to risk-weighted assets and Tier 1 (core) capital to adjusted total assets were 14.83% and 9.44%, respectively, at December 31, 2016, and each continued to exceed the levels – 10% and 5%, respectively – currently required for the Bank to be considered well-capitalized.

Tracy L. Keegan, Executive Vice President and Chief Financial Officer, added, "To echo John's comment about the Bank's deposit growth over the past year, it reflects the success of a focused retail deposit strategy designed to attract new commercial and personal relationships. This resulted in generally higher balances in most deposit categories, including noninterest-bearing demand accounts, which underscored the improvement in our loan-to-deposits ratio to 103% at December 31, 2016, from 110% at December 31, 2015. Moreover, these results have had a direct, positive impact on our net interest margin, reducing our reliance on wholesale debt by funding more loans through lower-cost deposits and resulting in a 17 basis-point improvement in net interest margin during 2016. Combine these achievements with the benefits of restructuring our investment securities during the past year, to reduce volatility and prepare for a rising-rate environment, and you can understand why we remain enthusiastic about the way we have positioned the Bank for the opportunities we see ahead."

Bank Regulatory Capital	At
Key Capital Measures	Dec. 31, 2016	Sept. 30, 2016	June 30, 2016	March 31, 2016	Dec. 31, 2015
Total risk-based capital ratio (to risk-weighted assets)	14.83%	13.42%	12.49%	13.08%	13.91%
Common equity tier 1 (core) risk-based capital ratio (to risk-weighted assets)	13.58%	12.21%	11.36%	11.91%	12.66%
Tier 1 (core) risk-based capital ratio (to risk-weighted assets)	13.58%	12.21%	11.36%	11.91%	12.66%
Tier 1 (core) capital ratio (to adjusted total assets)	9.44%	9.09%	9.06%	9.20%	9.49%

The increase in capital ratios at December 31, 2016, primarily reflected an increase in cash and cash equivalents, which resulted in a decrease in risk-weighted assets and adjusted total assets; however, the Bank expects to utilize these funds to fund loans during the first quarter of 2017. Additionally, the increase in capital ratios at December 31, 2016, reflected an increase in capital. Prior to the increase at December 31, 2016, the general decline in capital ratios during 2016 primarily reflected growth in the Bank's portfolio loans, which resulted in an increase in risk-weighted assets and adjusted total assets.

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ACFC Reports 2016 Fourth Quarter and Full Year Results

January 24, 2017

Credit Quality	At
	Dec. 31, 2016	Sept. 30, 2016	June 30, 2016	March 31, 2016	Dec. 31, 2015
	(Dollars in millions)
Nonperforming loans	$10.1	$10.9	$3.4	$4.5	$4.2
Nonperforming loans to total portfolio loans	1.57%	1.66%	0.51%	0.69%	0.69%
Other real estate owned	$2.9	$2.8	$2.7	$3.2	$3.2
Nonperforming assets	$13.0	$13.7	$6.1	$7.7	$7.4
Nonperforming assets to total assets	1.44%	1.46%	0.67%	0.86%	0.87%
Troubled debt restructurings performing for less than 12 months under terms of modification	$14.6	$14.8	$5.1	$4.5	$4.5
Total nonperforming assets and troubled debt restructurings performing for less than 12 months under terms of modification	$27.6	$28.5	$11.2	$12.2	$11.9
Troubled debt restructurings performing for more than 12 months under terms of modification	$20.3	$20.2	$29.8	$31.2	$30.5

Although nonperforming assets were higher at the end of the fourth quarter of 2016, coming off of an exceptionally low base at the end of the year-earlier quarter, the Company's overall credit quality remains stable. Aside from the reclassification of two specific loans to nonperforming during the third quarter of 2016, the general pace of loans reclassified to nonperforming and OREO continued to slow.

Provision / Allowance for Loan Losses	At and for the Three Months Ended			At and for the Year Ended
	Dec. 31, 2016	Sept. 30, 2016	Dec. 31, 2015	Dec. 31, 2016	Dec. 31, 2015
	(Dollars in millions)
Provision for portfolio loan losses	$0.1	$0.2	$0.2	$0.6	$0.8
Allowance for portfolio loan losses	$8.2	$8.2	$7.7	$8.2	$7.7
Allowance for portfolio loan losses to total portfolio loans	1.26%	1.24%	1.27%	1.26%	1.27%
Allowance for portfolio loan losses to nonperforming loans	80.38%	74.92%	183.31%	80.38%	183.31%
Net charge-offs (recoveries)	$0.0	$0.1	$0.1	$0.2	$0.2
Net charge-offs (recoveries) to average outstanding portfolio loans (annualized)	0.02%	0.06%	0.08%	0.03%	0.04%

The provision for portfolio loan losses was lower in the fourth quarter and full year 2016 compared with the fourth quarter and full year 2015, reflecting solid economic conditions in the Company's markets during 2016, which has led to continued low levels of net charge-offs over the past 12 months. The increase in the allowance for portfolio loan losses at December 31, 2016, compared with that as of December 31, 2015, was primarily attributable to loan growth, which reflected significant organic growth, supplemented by strategic loan purchases, and partially offset by principal amortization and increased prepayments of one- to four-family residential mortgages and home equity loans. Management believes the allowance for portfolio loan losses as of December 31, 2016, is sufficient to absorb losses in portfolio loans as of the end of the period.

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ACFC Reports 2016 Fourth Quarter and Full Year Results

January 24, 2017

Net charge-offs were lower in the fourth quarter of 2016 compared with those in the same period in 2015, reflecting a decrease in charge-offs in certain consumer loans, including auto loans and manufactured home loans, partially offset by an increase in net charge-offs in one- to four-family residential loans and home equity loans. Net charge-offs were virtually flat during the full year 2016 compared with those in the same period in 2015, reflecting an increase in charge-offs in one- to four-family residential loans and home equity loans, commercial real estate loans, and both an increase in charge-offs and a decrease in recoveries on commercial business loans. These changes were offset by an increase in recoveries in one- to four-family residential loans and home equity loans and a decrease in charge-offs in unsecured consumer loans.

Net Interest Income	Three Months Ended			Year Ended
	Dec. 31, 2016	Sept. 30, 2016	Dec. 31, 2015	Dec. 31, 2016	Dec. 31, 2015
	(Dollars in millions)
Net interest income	$7.1	$6.9	$5.9	$26.5	$21.1
Net interest margin	3.30%	3.19%	3.10%	3.12%	2.95%
Yield on investment securities	2.29%	2.12%	2.13%	2.11%	2.07%
Yield on loans	4.40%	4.24%	4.62%	4.37%	4.83%
Total cost of funds	0.78%	0.79%	1.08%	0.92%	1.26%
Average cost of deposits	0.66%	0.64%	0.53%	0.62%	0.51%
Rates paid on borrowed funds	1.14%	1.21%	2.25%	1.70%	2.99%

The increase in net interest margin during the full year of 2016 compared with net interest margin for the full year of 2015 primarily reflected a decrease in rates paid on borrowed funds, as the Company continued to benefit from the prepayment and restructuring of some of its high-cost wholesale debt late in the second quarter of 2015, the effect of which was partially offset by the loss of interest income due to the sale of investment securities this year. Also, contributing to the increase in net interest margin was an increase in higher-margin interest-earning assets outstanding, reflecting the Company's ongoing redeployment of excess liquidity to grow its portfolio loans, loans held-for-sale, and warehouse loans held-for-investment.

Noninterest Income / Noninterest Expense / Income Tax Expense	Three Months Ended			Year Ended
	Dec. 31, 2016	Sept. 30, 2016	Dec. 31, 2015	Dec. 31, 2016	Dec. 31, 2015
	(Dollars in millions)
Noninterest income	$1.9	$2.2	$1.6	$9.2	$6.8
Noninterest expense	$6.0	$6.4	$6.2	$25.1	$28.9
Income tax expense (benefit)	$1.0	$0.9	$0.4	$3.6	$(9.5)

The increase in noninterest income for the fourth quarter of 2016 compared with that of the fourth quarter of 2015 primarily reflected the FHLB Gain, partially offset by a decrease in service charges and fees. The increase in noninterest income for the full year 2016 compared with the full year 2015 primarily reflected higher gains on the sale of investment securities, as well as higher gains on the sale of both loans held-for-sale and portfolio loans, and the FHLB Gain, partially offset by a decrease in service charges and fees.

The decrease in noninterest expense during the fourth quarter of 2016 compared with that of the fourth quarter of 2015 primarily reflected the OREO Write-down, partially offset by increased expenses for outside professional services. The decrease in noninterest expense during the full year 2016 compared with that of the full year 2015 primarily reflected the Debt Prepayment Penalties, as well as the OREO Write-down, partially offset by increased incentive compensation costs associated with the Company's continuing growth strategies and increased expenses for data processing.

The increase in income tax expense for the fourth quarter of 2016 compared with that of the fourth quarter of 2015 reflected the increase in income before income tax expense. The increase in income tax expense for the full year 2016 compared with that of the full year 2015 reflected the aforementioned benefit of the Valuation Allowance Reversal, as well as the increase in income before income tax expense.

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ACFC Reports 2016 Fourth Quarter and Full Year Results

January 24, 2017

Use of Non-GAAP Financial Measures

This press release includes a discussion of "non-GAAP financial measures:" core earnings and core earnings per diluted share. A non-GAAP financial measure is generally defined as a numerical measure of a company's historical or future financial performance, financial position, or cash flows that either excludes or includes amounts, or is subject to adjustments, so as to be different from the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles (GAAP). Core earnings and core earnings per diluted share exclude the effects of certain transactions that occurred during the period, as detailed in the following reconciliation of these measures.

	Three Months Ended			Year Ended
	Dec. 31, 2016	Sept. 30, 2016	Dec. 31, 2015	Dec. 31, 2016	Dec. 31, 2015
	(Dollars in thousands)
Net income, as reported	$2,002	$1,556	$689	$6,418	$7,718
Less the gain on the sale of investment securities (1)	--	(310)	--	(831)	--
Less the FHLB Gain (2)	(255)	--	--	(255)	--
Less the Valuation Allowance Reversal	--	--	--	--	(8,476)
Plus the Debt Prepayment Penalties (3)	--	--	--	--	3,217
Plus the OREO Write-down (4)	--	--	342	--	342
Adjusted net income (core earnings)	$1,747	$1,246	$1,031	$5,332	$2,801

Income per diluted share, as reported	$0.13	$0.10	$0.04	$0.42	$0.50
Less the gain on the sale of investment securities	--	(0.02)	--	(0.05)	--
Less the FHLB Gain	(0.02)	--	--	(0.02)	--
Less the Valuation Allowance Reversal	--	--	--	--	(0.55)
Plus the Debt Prepayment Penalties	--	--	--	--	0.21
Plus the OREO Write-down	--	--	0.02	--	0.02
Adjusted income per diluted share (core earnings per diluted share) (5)	$0.11	$0.08	$0.07	$0.35	$0.18

_________________________

(1)	The gain on the sale of investment securities, which is included in noninterest income, totaled $493,000, and is shown above net of a tax expense adjustment of $183,000, for the three months ended September 30, 2016, and $1,321,000, and is shown above net of a tax expense adjustment of $490,000, for the nine months ended September 30, 2016.
(2)	The FHLB Gain, which is included in noninterest income, totaled $412,000, and is shown above net of a tax expense adjustment of $157,000.
(3)	The Debt Prepayment Penalties, which are included in noninterest expense, totaled $5,188,000, and is shown above net of a tax expense adjustment of $1,971,000.
(4)	The OREO Write-down, which is included in noninterest expense, totaled $525,000, and is shown above net of a tax expense adjustment of $183,000.
(5)	May not foot due to rounding.

Core earnings and core earnings per diluted share should be viewed in addition to, and not as a substitute for or superior to, net income and income per diluted share on a GAAP basis. Atlantic Coast's management believes that the non-GAAP financial measures, when considered together with GAAP financial measures, provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionately positive or negative impact on results in any particular period. Atlantic Coast's management also believes that the non-GAAP financial measures aid investors in analyzing the Company's business trends and in understanding the Company's performance. In addition, the Company may utilize non-GAAP financial measures as guides in forecasting, budgeting and long-term planning processes and to measure operating performance for some management compensation purposes.

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ACFC Reports 2016 Fourth Quarter and Full Year Results

January 24, 2017

About the Company

Atlantic Coast Financial Corporation is the holding company for Atlantic Coast Bank, a Florida state-chartered commercial bank. It is a community-oriented financial institution serving the Northeast Florida, Central Florida and Southeast Georgia markets. Investors may obtain additional information about Atlantic Coast Financial Corporation on the Internet at www.AtlanticCoastBank.net, under Investor Relations.

Forward-looking Statements

Statements in this press release that are not historical facts are forward-looking statements that reflect management's current expectations, assumptions and estimates of future performance and economic conditions, and involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the statements made herein. Such statements are made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements generally are identifiable by the use of forward-looking terminology such as "believes," "expects," "may," "will," "should," "plans," "intends," "projects," "targets," "estimates," "preliminary," or "anticipates" or the negative thereof or comparable terminology, or by discussion of strategy or goals or other future events, circumstances or effects. Moreover, forward-looking statements in this release include, but are not limited to, those relating to: our ability to meet the needs of our customers; our ability to continue to attract new commercial and personal relationship deposits; our ability to navigate a rising-rate environment; our ability to further improve our results of operations and provide greater returns for our stockholders; and the allowance for portfolio loan losses being sufficient to absorb losses in respect of portfolio loans. The Company's consolidated financial results and the forward-looking statements could be affected by many factors, including but not limited to: general economic trends and changes in interest rates; increased competition; changes in demand for financial services; the state of the banking industry generally; uncertainties associated with newly developed or acquired operations; market disruptions; and cyber-security risks. Further information relating to factors that may impact the Company's results and forward-looking statements are disclosed in the Company's filings with the Securities and Exchange Commission. In particular, please refer to "Item 1A. Risk Factors" beginning on page 39 of the Company's Annual Report on Form 10-K for the year ended December 31, 2015. The forward-looking statements contained in this release are made as of the date of this release, and the Company disclaims any intention or obligation, other than imposed by law, to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

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ACFC Reports 2016 Fourth Quarter and Full Year Results

January 24, 2017

ATLANTIC COAST FINANCIAL CORPORATION

Statements of Operations (Unaudited)

(In thousands, except per share amounts)

	Three Months Ended			Year Ended
	Dec. 31, 2016	Sept. 30, 2016	Dec. 31, 2015	Dec. 31, 2016	Dec. 31, 2015
Interest and dividend income:
Loans, including fees	$8,282	$7,961	$7,032	$31,681	$26,705
Securities and interest-earning deposits in other financial institutions	423	521	775	2,208	3,091
Total interest and dividend income	8,705	8,482	7,807	33,889	29,796

Interest expense:
Deposits	1,001	962	660	3,607	2,426
Securities sold under agreements to repurchase	--	--	--	1	1,541
Federal Home Loan Bank advances	588	658	1,266	3,808	4,719
Other borrowings	--	--	--	1	--
Total interest expense	1,589	1,620	1,926	7,417	8,686

Net interest income	7,116	6,862	5,881	26,472	21,110
Provision for portfolio loan losses	50	220	225	619	807
Net interest income after provision for portfolio loan losses	7,066	6,642	5,656	25,853	20,303

Noninterest income:
Service charges and fees	532	592	734	2,320	2,747
Gain on sale of loans held-for-sale	368	235	281	1,966	1,570
Gain on sale of portfolio loans	87	9	--	314	--
Gain (loss) on sale of securities available-for-sale	--	493	--	1,321	(9)
Bank owned life insurance earnings	116	117	118	465	480
Interchange fees	323	326	362	1,356	1,563
Other	514	425	107	1,505	499
Total noninterest income	1,940	2,197	1,602	9,247	6,850

Noninterest expense:
Compensation and benefits	3,171	3,562	3,203	13,703	12,457
Occupancy and equipment	432	658	526	2,295	2,133
FDIC insurance premiums	134	135	174	607	677
Foreclosed assets, net	81	--	525	335	643
Data processing	653	587	495	2,209	1,828
Outside professional services	488	487	180	1,985	1,801
Collection expense and repossessed asset losses	140	101	159	503	464
Securities sold under agreements to repurchase prepayment penalties	--	--	--	--	5,188
Other	877	836	938	3,413	3,751
Total noninterest expense	5,976	6,366	6,200	25,050	28,942

Income (loss) before income tax expense	3,030	2,473	1,058	10,050	(1,789)
Income tax expense (benefit)	1,028	917	369	3,632	(9,507)
Net income	$2,002	$1,556	$689	$6,418	$7,718

Net income per basic and diluted share	$0.13	$0.10	$0.04	$0.42	$0.50

Basic and diluted weighted average shares outstanding	15,417	15,420	15,399	15,417	15,398

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ACFC Reports 2016 Fourth Quarter and Full Year Results

January 24, 2017

ATLANTIC COAST FINANCIAL CORPORATION

Balance Sheets (Unaudited)

(Dollars in thousands)

	Dec. 31, 2016	Dec. 31, 2015
ASSETS
Cash and due from financial institutions	$3,744	$6,108
Short-term interest-earning deposits	56,149	17,473
Total cash and cash equivalents	59,893	23,581
Securities available-for-sale	65,293	120,110
Portfolio loans, net of allowance of $8,162 and $7,745, respectively	639,245	603,507
Other loans:
Loans held-for-sale	7,147	6,591
Warehouse loans held-for-investment	80,577	44,074
Total other loans	87,724	50,665

Federal Home Loan Bank stock, at cost	8,792	9,517
Land, premises and equipment, net	14,945	15,472
Bank owned life insurance	17,535	17,070
Other real estate owned	2,886	3,232
Accrued interest receivable	1,979	2,107
Deferred tax assets, net	6,752	9,107
Other assets	2,415	2,830
Total assets	$907,459	$857,198

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
Noninterest-bearing demand	$59,696	$47,208
Interest-bearing demand	106,004	105,159
Savings and money markets	224,987	171,664
Time	237,726	231,790
Total deposits	628,413	555,821
Securities sold under agreements to purchase	--	9,991
Federal Home Loan Bank advances	188,758	207,543
Accrued expenses and other liabilities	3,270	3,105
Total liabilities	820,441	776,460

Common stock, additional paid-in capital, retained deficit, and other equity	88,644	82,070
Accumulated other comprehensive loss	(1,626)	(1,332)
Total stockholders' equity	87,018	80,738
Total liabilities and stockholders' equity	$907,459	$857,198

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ACFC Reports 2016 Fourth Quarter and Full Year Results

January 24, 2017

ATLANTIC COAST FINANCIAL CORPORATION

Selected Consolidated Financial Ratios and Other Data (Unaudited)

(Dollars in thousands)

	At and for the Three Months Ended Dec. 31,		At and for the Year Ended Dec. 31,
	2016	2015	2016	2015
Interest rate
Net interest spread	3.20%	2.96%	3.01%	2.81%
Net interest margin	3.30%	3.10%	3.12%	2.95%

Average balances
Portfolio loans receivable, net	$650,269	$561,234	$645,946	$493,950
Total interest-earning assets	862,303	757,736	848,013	715,884
Total assets	903,170	813,716	891,578	771,103
Deposits	606,441	501,023	579,429	479,859
Total interest-bearing liabilities	755,182	675,466	748,544	641,045
Total liabilities	816,064	732,196	806,488	693,483
Stockholders' equity	87,106	81,520	85,090	77,620

Performance ratios (annualized)
Return on average total assets	0.89%	0.34%	0.72%	1.00%
Return on average stockholders' equity	9.19%	3.38%	7.54%	9.94%
Ratio of operating expenses to average total assets	2.65%	3.05%	2.81%	3.75%

Credit and liquidity ratios
Nonperforming loans	$10,154	$4,225	$10,154	$4,225
Foreclosed assets	2,886	3,232	2,886	3,232
Impaired loans	37,302	38,660	37,302	38,660
Nonperforming assets to total assets	1.44%	0.87%	1.44%	0.87%
Nonperforming loans to total portfolio loans	1.57%	0.69%	1.57%	0.69%
Allowance for loan losses to nonperforming loans	80.38%	183.31%	80.38%	183.31%
Allowance for loan losses to total portfolio loans	1.26%	1.27%	1.26%	1.27%
Net charge-offs to average outstanding portfolio loans (annualized)	0.02%	0.08%	0.03%	0.04%
Ratio of gross portfolio loans to total deposits	103.02%	109.97%	103.02%	109.97%

Capital ratios
Tangible stockholders' equity to tangible assets (1)	9.59%	9.42%	9.59%	9.42%
Average stockholders' equity to average total assets	9.64%	10.02%	9.54%	10.07%

Other Data
Tangible book value per share (1)	$5.61	$5.21	$5.61	$5.21
Stock price per share	6.80	5.86	6.80	5.86
Stock price per share to tangible book value per share (1)	121.19%	112.56%	121.19%	112.56%

_________________________

(1)	Non-GAAP financial measure. Because the Company does not currently have any intangible assets, tangible stockholders' equity is equal to stockholders' equity, tangible assets is equal to assets, and tangible book value is equal to book value. Accordingly, no reconciliations are required for these measures.

-END-